UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 14, 2014

Domino’s Pizza, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32242	38-2511577
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Frank Lloyd Wright Drive
Ann Arbor, Michigan	48105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01. Other Events.

On October 14, 2014, Domino’s Pizza, Inc. (the “Company”) announced changes to its internal organizational structure. As of October 14, 2014, the following changes are effective:

•	Richard E. Allison, Jr. will serve in the newly created position of President, Domino’s International. In this role, Mr. Allison, 47, will continue to lead all of the Company’s business outside the United States. From March 2011 until the present, Mr. Allison served as the Company’s Executive Vice President of International. Prior to that Mr. Allison worked for more than thirteen years at Bain & Company Inc., as a partner and co-leader of Bain’s restaurant practice.

Mr. Allison will receive a base salary of $550,000 per year and will be eligible to receive an annual incentive bonus upon the Company’s achievement of certain specified performance objectives in accordance with the previously disclosed terms of the Company’s Senior Executive Annual Incentive Plan. His employment agreement has an indefinite term unless terminated by either party in accordance with the provisions of the agreement. Pursuant to the existing terms of the employment agreement, if Mr. Allison is terminated by the Company without cause, he is entitled to a severance package of his existing salary for twelve months.

•	Russell J. Weiner will serve in the newly created position of President, Domino’s U.S.A. In his new role, Mr. Weiner, 46, will be responsible for all domestic franchise and corporate store operations, in addition to marketing. From September 2008 until the present, Mr. Weiner served as the Company’s Chief Marketing Officer and Executive Vice President of Build the Brand.

Mr. Weiner will receive a base salary of $550,000 per year and will be eligible to receive an annual incentive bonus upon the Company’s achievement of certain specified performance objectives in accordance with the previously disclosed terms of the Company’s Senior Executive Annual Incentive Plan. His employment agreement has an indefinite term unless terminated by either party in accordance with the provisions of the agreement. Pursuant to the existing terms of the employment agreement, if Mr. Weiner is terminated by the Company without cause, he is entitled to a severance package of his existing salary for twelve months.

•	Michael T. Lawton will oversee the Company’s supply chain division in addition to serving as Chief Financial Officer and Executive Vice President of Finance. Mr. Lawton, 55, will receive a base salary of $500,000 per year and will be eligible to receive an annual incentive bonus upon the Company’s achievement of certain specified performance objectives in accordance with the previously disclosed terms of the Company’s Senior Executive Annual Incentive Plan. His employment agreement has an indefinite term unless terminated by either party in accordance with the provisions of the agreement. Pursuant to the existing terms of the employment agreement, if Mr. Lawton is terminated by the Company without cause, he is entitled to a severance package of his existing salary for twelve months.

A copy of the press release announcing these changes is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated October 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC. (Registrant)

Date October 14, 2014	/s/ Michael T. Lawton
Michael T. Lawton
Chief Financial Officer